UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 29, 2003

                     Community Bank Shares of Indiana, Inc.

             (Exact name of registrant as specified in its charter)



            Indiana             0-25766           35-1938254
        (State or other       (Commission        (IRS Employer
        jurisdiction of       File Number)      Identification
         incorporation)                             Number)


            101 West Spring St. PO Box 939 New Albany, Indiana 47150
               (Address of principal (Zip Code) executive offices)

         Registrant's telephone number, including area code 812-944-2224

Item 12.  Results of Operations and Financial Condition.

Community Bank Shares of Indiana, Inc. announced net income for the three months ended September 30, 2003 as detailed in a press release furnished as Exhibit
99.1 to this Current Report.

                     COMMUNITY BANK SHARES OF INDIANA, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized

                              COMMUNITY BANK SHARES
                                OF INDIANA, INC.
                                  (Registrant)





Dated    October 31, 2003               BY:   /S/ James D. Rickard
-------------------------------               ---------------------
                                              James D. Rickard
                                              President and CEO


Dated    October 31, 2003               BY:   /S/ Paul A. Chrisco
-------------------------------               ---------------------
                                              Paul A. Chrisco
                                              Chief Financial Officer

EXHIBIT 99.1 - 1ST QTR 2003 PRESS RELEASE


News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375


FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 3rd quarter earnings

         NEW ALBANY, Ind. (October 29, 2003) - Community Bank Shares of Indiana, Inc. (NASDAQ - CBIN) reported results for the third quarter ended September 30, 2003. A summary of the Company's third quarter results follows:

    Third quarter ended September 30,      2003          2002        Change
    ---------------------------------      ----          ----        ------
    Net income                          $ 509,000     $ 502,000         1.4%
    Net income per share, basic         $    0.21     $    0.21         0.0%
    Net income per share, diluted       $    0.21     $    0.21         0.0%

    "The Company experienced incremental improvement in its performance compared to the third quarter of 2002 as net income rose marginally, supported by an improved net interest margin and continued growth of our interest earning assets and non-interest income," stated James D. Rickard, President and Chief Executive Officer. "The results are particularly encouraging considering the challenging economic environment that has prevailed over the last few years."

    The Company demonstrated solid balance sheet growth as total assets increased 7.5% for the nine months ended September 30, 2003 to $500.3 million. Mr. Rickard noted, "Although we continue to see growth in our loan portfolio, demand for new loans was not as strong in the third quarter as in the previous two quarters. We believe this reflects the current economic environment and competitive pressures within our marketplace. We will continue to focus on attracting deposit relationships while providing a level of customer service that separates Community Bank from its competitors. Total deposits increased 16.6% from December 31, 2002 to $337.9 million. We are placing particular emphasis on attracting non-interest bearing deposits, which increased 47.8% from December 31, 2002 to $38.1 million."

    Net interest income increased 16.4% and 15.8% for the three and nine months ended September 30, 2003, respectively, when compared to the same periods in 2002. The increase in the Company's net interest income is a result of the growth of average interest earning assets in conjunction with an improved net interest margin. The improvement in the Company's net interest margin is the result of funding costs declining faster than the yield on interest-earning assets and the utilization of asset/liability management initiatives that have had a significant positive impact on the Company's net interest margin.

    Non-interest income increased 31.7% and 25.5% for the three and nine months ended September 30, 2003, respectively, when compared to the same periods in 2002. Deposit account service charges increased as a result of enhancements to the Company's checking account product line and an increase in the total number of checking accounts. In addition, gain on sale of mortgage loans has increased as sustained lower interest rates continued to spur the mortgage refinancing market over the first nine months of 2003. However, due to the recent increase in mortgage interest rates, management expects that the gain on sale of mortgage loans will decline for the fourth quarter of 2003 relative to the third quarter of 2003.


    Non-interest expense increased 21.0% and 20.3% for the three and nine months ended September 30, 2003, respectively, when compared to the same periods in 2002. The majority of the increase is related to salary and employee benefits expenses related to new offices the Company has opened over the past year, most recently a full service banking branch in Louisville, KY that opened in September 2003. The Company expects that non-interest expense will continue to increase over the next year as it absorbs the full year impact of the branches it has opened in the last twelve months.


    Mr. Rickard added in closing, "Overall, we feel our third quarter results are an indication of the Company's ability to operate effectively in a challenging economic environment. We continue to look for opportunities to grow and expect to open an additional branch in southern Indiana in early 2004. We believe that our continued focus on exceptional customer service and our commitment to the communities we serve differentiates Community Bank from its competitors and will facilitate our successful growth in both new and existing markets."

    Community Bank Shares of Indiana, Inc. is the parent company of two full-service banking subsidiaries--Community Bank of Southern Indiana in New Albany, Indiana, and Community Bank of Kentucky in Bardstown, Kentucky. The Company is traded on the NASDAQ under the symbol CBIN.

    Statements in this press release relating to the Company's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's 2002 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.





                          [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
(Unaudited)



                                                                 September 30,      December 31,      September 30,
                                                                     2003               2002               2002
                                                                                   (In thousands)
ASSETS
Cash and due from banks                                          $      8,504       $      6,631       $      7,338
Interest bearing deposits in other financial institutions               4,984                950              2,055
Securities available for sale, at fair value                           75,035             92,374            107,481
Loans, net                                                            377,216            330,864            307,799
Premises and equipment, net                                            11,302             11,324             11,442
Other assets                                                           23,266             23,406             22,964
                                                               ------------------ ------------------ -----------------
                                                               ------------------ ------------------ -----------------
     Total Assets                                                $    500,307       $    465,549       $    459,079
                                                               ================== ================== =================

LIABILITIES
Deposits                                                         $    337,856       $    289,830       $    298,179
Borrowed funds                                                        117,432            129,093            114,345
Other liabilities                                                       2,825              3,329              3,523
                                                               ------------------ ------------------ -----------------
                                                               ------------------ ------------------ -----------------
     Total Liabilities                                                458,113            422,252            416,047
                                                               ------------------ ------------------ -----------------
                                                               ------------------ ------------------ -----------------

STOCKHOLDERS' EQUITY
Stockholders' equity                                                   42,194             43,297             43,032
                                                               ------------------ ------------------ -----------------
     Total Liabilities and Stockholders' Equity                  $    500,307       $    465,549       $    459,079
                                                               ================== ================== =================



CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(Unaudited)

                                                                  Three Months Ended                    Nine Months Ended
                                                                     September 30,                        September 30,
                                                                2003               2002              2003               2002
                                                           (In thousands, except share data)    (In thousands, except share data)
   Interest income                                          $      6,297       $      6,245      $     18,808       $     18,935
   Interest expense                                                2,969              3,387             8,761             10,260
                                                          ------------------ ----------------- ------------------ -----------------
                                                          ------------------ ----------------- ------------------ -----------------
   Net interest income                                             3,328              2,858            10,047              8,675
   Provision for loan losses                                         330                171               959              1,001
   Non-interest income                                             1,108                841             2,879              2,294
   Non-interest expense                                            3,494              2,887             9,701              8,067
                                                          ------------------ ----------------- ------------------ -----------------
                                                          ------------------ ----------------- ------------------ -----------------
   Income before income taxes                                        612                641             2,266              1,901
   Income tax expense                                                103                139               469                425
                                                          ------------------ ----------------- ------------------ -----------------
                                                          ------------------ ----------------- ------------------ -----------------
   Net income                                               $        509       $        502      $      1,797       $      1,476
                                                          ================== ================= ================== =================
                                                          ================== ================= ================== =================
   Basic earnings per share                                 $       0.21       $       0.21      $       0.76       $       0.60
   Diluted earnings per share                               $       0.21       $       0.21      $       0.75       $       0.60
                                                          ================== ================= ================== =================